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                                                                     EXHIBIT 5.1


                          OPINION OF BAKER BOTTS L.L.P.


                         [BAKER BOTTS L.L.P. LETTERHEAD]


May 21, 2001


EGL, Inc.
15350 Vickery Drive
Houston, Texas 77032


Ladies and Gentlemen:

                  As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by EGL, Inc., a Texas corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to (i) 3,000,000 shares (the "Incentive Plan Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock"), that may be issued pursuant to the terms of the EGL, Inc. Long-Term Incentive Plan (the "Incentive Plan") and (ii) 250,000 shares (the "Purchase Plan Shares") of Common Stock that may be issued pursuant to the terms of the EGL, Inc. Employee Stock Purchase Plan (the "Purchase Plan"), certain legal matters in connection with the Shares (as herein defined) are being passed upon for the Company by us. The Purchase Plan Shares consist of (i) the Company's authorized but unissued shares of Common Stock (the "Original Issuance Purchase Plan Shares," together with the Incentive Plan Shares, the "Shares"), (ii) previously issued shares of Common Stock reacquired and held by the Company or
(iii) shares of Common Stock purchased on the open market. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

                  In our capacity as your counsel in the connection referred to above and as a basis for the opinions hereinafter expressed, we have examined
(i) the Company's Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date, (ii) copies of the Incentive Plan and the Purchase Plan, filed as Exhibit 10(ii) and Exhibit 10(iii), respectively, to the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 30, 2000, (iii) originals, or copies certified or otherwise identified, of corporate records of the Company, (iv) certificates of public officials and of representatives of the Company and (v) statutes and other instruments or documents. In giving such opinions, we have relied upon a certificate of officers of the Company with respect to the accuracy of the material factual matters contained in such certificate.

                  We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In addition, we have assumed for purposes of paragraphs 2 and 3 below that the consideration received by the Company for the Shares will be not less than the par value of the Shares.

                  On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

                  1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Texas.

                  2. Upon the issuance and sale of the Incentive Plan Shares pursuant to the provisions of the Incentive Plan following due authorization, and for consideration fixed, by the Compensation Committee of the Board of

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                           Directors, such Incentive Plan Shares will be duly
                           authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.

                  3. Upon the issuance and sale of the Original Issuance Purchase Plan Shares pursuant to the provisions of the Plan for consideration calculated pursuant to the terms and provisions of the Plan, such Original Issuance Purchase Plan Shares will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.

                  We are members of the Texas Bar and the opinions set forth above are limited in all respects to matters of Texas law as in effect on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                           Very truly yours,

                                           /s/ BAKER BOTTS L.L.P.